UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2009

UNIVISION COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-12223 (Commission File Number)	95-4398884 (IRS Employer Identification No.)

605 Third Avenue, 12th Floor

New York, NY 10158

(Address of principal executive offices)

(212) 455-5200

(Registrant’s telephone number, including area code)

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Item 1.01	Entry into a Material Definitive Agreement.

On March 31, 2009, affiliates of Univision Communications Inc. (the “Company”) entered into a three-year, $250 million revolving accounts receivable purchase facility (the “Facility”), which provides for working capital funding and the proceeds of which are available for general corporate purposes. The Facility was entered into pursuant to a receivables purchase agreement, dated as of March 31, 2009 (the “Purchase Agreement”), among Univision Receivables Co., LLC, a special purpose entity in which the Company and its parent, Broadcasting Media Partners, Inc. each holds a 50% voting interest (the “Receivables Entity”), the purchasers from time to time party thereto (the “Purchasers”) and General Electric Capital Corporation, as purchaser agent (the “Purchaser Agent”). Pursuant to the Purchase Agreement, the Receivables Entity may sell specified accounts receivable generated by certain subsidiaries of the Company to the Purchasers during the term of the Purchase Agreement. The Company indirectly holds a 100% economic interest in the Receivables Entity and will receive the economic benefit of the Facility.

The maximum availability under the Facility is $250 million, and such amount may be decreased subject to certain terms of the Purchase Agreement. In addition, subject to certain conditions in the Purchase Agreement, the Facility may be increased to an aggregate amount not to exceed $300 million, provided that the Purchasers will have the first option to provide all or a portion of such increase, and any agreement for such increase entered into with a third party purchaser must be reasonably satisfactory to the Purchaser Agent. The interest rate on the Facility is LIBOR plus 4.50% per annum, with a 3.00% floor on LIBOR. In addition, certain subsidiaries of the Company are obligated to pay a commitment fee to the Purchasers, such fee to be calculated based on the unused portion of the Facility. The Purchase Agreement contains customary default and termination provisions, which provide for the acceleration of amounts owed under the Facility upon the occurrence of certain specified events including, but not limited to, failure by the Receivables Entity to pay interest and other amounts due, defaults on certain indebtedness, change in control, bankruptcy and insolvency events.

This description of the Purchase Agreement is qualified by the actual terms of such agreement. The Company will include the Purchase Agreement as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2009, which it expects to file with the Securities and Exchange Commission on or before May 15, 2009.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

The following corrects the inadvertent error by the Company in the 2008 total amounts column in the “Summary Compensation Table” reported in the Company’s Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission on March 30, 2009.

The amounts in the applicable columns for 2008 for each of the individuals are correct and the corrected total amounts below for each individual is the sum of such amounts. The correct total amounts are as follows:

Name and Principal Position	Total ($)
Joseph Uva Chief Executive Officer	3,449,110

Andrew W. Hobson Senior Executive Vice President and Chief Financial Officer	4,112,557

Ray Rodriguez President and Chief Operating Officer	2,926,710

C. Douglas Kranwinkle Executive Vice President and General Counsel	7,313,923

Peter H. Lori Senior Vice President and Chief Accounting Officer	667,172

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2009	UNIVISION COMMUNICATIONS INC.

	By:	/s/ Peter H. Lori
	Name:	Peter H. Lori
	Title:	Senior Vice President and Chief Accounting Officer